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                                                                    EXHIBIT 10.g
                              EMPLOYMENT AGREEMENT
                              --------------------

         This AGREEMENT is made and entered into as of this 1st day of January, 1999 by and among GLB Bancorp, Inc., an Ohio bank holding company (the "Holding Company"), Great Lakes Bank, an Ohio-chartered, FDIC-insured bank and wholly owned subsidiary of the Holding Company (the "Bank"), and Betty L. Kimbrew (the "Executive"). Any reference to "FRB" herein shall mean the Board of Governors of the Federal Reserve System and any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "Superintendent" herein shall mean the Superintendent of the Ohio Division of Financial Institutions. Any reference herein to the "Employer" shall mean either or both of the Holding Company and the Bank, as appropriate in a given case.

         WHEREAS, the parties intend that this Agreement shall supersede all prior understandings, agreements and contracts, whether written or oral, between or among the parties hereto that concern the subject matter hereof;

         NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

         1.       EMPLOYMENT.

                  (a) The Executive shall be employed as Senior Vice President - Corporate Development of the Bank and the Holding Company. As Senior Vice President - Corporate Development, the Executive shall render administrative, managerial and other services to the Holding Company and the Bank at the direction and subject to the supervision of the President and Chief Executive Officer of the Holding Company. The Executive shall have such additional power and authority as may be set forth in or as is not inconsistent with the Amended and Restated Articles of Incorporation, as amended, and Code of Regulations (the "Governing Instruments") of the Holding Company and the Bank, as the case may be, and applicable federal and Ohio law, but



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subject in all cases to the direction and supervision of the president and Chief
Executive Officer of the Holding Company.

                  (b) The Executive shall be furnished with a private office and with such other facilities, amenities and services as are appropriate for the Executive's position as Senior Vice President of the Employer and adequate for the performance of her duties hereunder.

         2.       TERM

                  The initial term of employment under this Agreement shall be for a period of one year, commencing on the date in 1999 upon which the acquisition of Maple Leaf Financial, Inc. by the Holding Company becomes effective and ending on that same date in the year 2000.

         3.       STANDARDS OF PERFORMANCE.

                  Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote her best efforts and her entire business time during regular business hours to the business and affairs of the Employer and to discharge the responsibilities assigned to the Executive hereunder. Following consultation with the Board of Directors of the Bank, the Executive may serve on corporate, civic or charitable boards or committees and, without such consultation, manage personal investments, so long as such activities do not interfere in any material respect with the performance of the Executive's responsibilities hereunder. In conjunction with the Executive's responsibilities, it is anticipated that she will participate in and attend programs affiliated with banking related associations, which programs have a reasonable relationship to the business and affairs of the Employer.

         4.       BASE SALARY.

                  The Bank agrees to pay the Executive for the term of this Agreement a salary of $85,000 per annum (hereinafter referred to as the "Base Salary"). The Base Salary provided for herein shall be payable twice monthly (i.e., twenty-six (26) pay periods per year).


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         5.       OTHER COMPENSATION AND BENEFITS.

                  The Executive shall be eligible to participate in the Company's/Bank's stock option plan, as the same may be amended or supplemented hereafter. The Executive shall also be entitled to participate in any additional compensation, incentive, bonus or award plans (the "Additional Plans") hereafter adopted by the Board of Directors of the Employer and, as necessary or appropriate, by the shareholders of the Holding Company to the extent that her position as an executive officer makes her eligible to participate therein under the terms of any Additional Plans.

         6.       PARTICIPATION IN RETIREMENT, EMPLOYEE BENEFIT AND OTHER PLANS.

                  (a) The Executive shall be entitled to participate in any plan of the Bank relating to pension, thrift, deferred compensation, profit-sharing, group life insurance, medical insurance, disability insurance, education reimbursement or other retirement or employee benefits that the Bank may adopt for the benefit of its executive employees.

                  (b) In addition to the compensation provided to the Executive pursuant to Paragraphs 4 and 5 hereof, the Bank agrees to reimburse the Executive for reasonable entertainment, travel, lodging and other miscellaneous expenses whether local or out-of-city, incurred on its behalf and directly related to the performance of her duties as Senior Vice President - Corporate Development of the Employer. This reimbursement shall include the payment of reasonable expenses for attending meetings of trade associations. The Executive shall submit an itemized statement and satisfactory documentation of the expenses incurred. The Bank shall also include the Executive as an insured under its liability insurance policies with coverage at least equal to the coverage under its current liability insurance policies.

          7.      VACATIONS.

                  The Executive shall be entitled, without loss of pay, to the number of vacation days in each calendar year determined, from time to time, by the Board of Directors of the Bank or appropriate committee thereof. Further, the Boards of Directors of the Holding Company and the Bank shall be entitled to grant to the Executive a leave or leaves of absence with or without pay at



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such time or times and upon such terms and conditions as such Boards of
Directors, in their discretion, may determine.

         8.       TERMINATION OF EMPLOYMENT.

                  (a) The Executive's employment under this Agreement may be terminated at any time by the Board of Directors of either Employer. Except as otherwise provided in this Agreement, any termination by the Board of Directors other than for "cause" shall not prejudice the Executive's right to receive:

                           (i) compensation in accordance with Paragraphs 4 and 5 of this Agreement for the remaining term hereof, and

                           (ii)     the other benefits provided by this
                                    Agreement for the remaining term.

                  (b) The Executive shall have no right to receive compensation or other benefits under this Agreement for any period after the date of termination for cause. For purposes of this Agreement, termination for "cause" shall mean only the following events:

                           (i)      personal dishonesty:

                           (ii)     incompetence;

                           (iii) material breach of any provision of this Agreement;

                           (iv) breach of fiduciary duty involving personal profit;

                           (v)      intentional failure to perform stated
                                    duties;

                           (vi) a material breach of the reasonable policies and procedures for the operation of the Bank or the Holding Company provided to the Executive by formal action of the Board of Directors of the Bank or the Holding Company, respectively;

                           (vii)    willful violation of any law, rule,
                                    regulation (other than a law, rule or
                                    regulation relating to a traffic violation
                                    or similar offense) or final
                                    cease-and-desist order; or
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                           (viii)   willful misconduct.

                  (c)      (i)      For purposes of Paragraph 8(b)(ii),
                                    "incompetence" shall mean the Executive's inability to perform her duties hereunder due to insufficient knowledge or skills;
                                    when determining incompetence, the Board of Directors of the Bank and the Holding
                                    Company, respectively, shall, among other things, consider the Bank's CAMELS rating and the Holding Company's BOPEC rating relative to the Ohio banking industry peer group and measure the Executive's acts and omissions against standards then prevailing in the Ohio banking industry.

                           (ii) For purposes of Paragraph 8(b)(vii) and 8(b)(viii), no act, or failure to act, on the Executive's part shall be considered "willful" unless she has acted, or failed to act, with an absence of good faith and without a reasonable belief that her action or failure to act was in the best interest of the Employer.

                           (iii) For purposes of Paragraph 8(b)(vii), a cease-and-desist order shall not become final until exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

                  (d) The Executive shall not be deemed to have been terminated for cause unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the appropriate Board of Directors at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with her counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in the second sentence of this Paragraph 8(b) and specifying the particulars thereof in detail. In no event will the Executive be subject to termination


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for cause pursuant to Paragraph 8(b)(iii) above unless the Executive shall have failed to cure, correct or prevent the alleged breach within thirty
(30) days after such resolution has been delivered to the Executive.

                  (e) This Agreement may be terminated by the Executive at any time upon ninety (90) days' written notice to the Employer or upon such shorter period as may be agreed upon between the Executive and the Board of Directors of the Employer. In the event of such termination, the Employer shall be obligated only to continue to pay the Executive her salary up to the date of termination and those retirement and/or employee benefits which have been earned or become payable up to the date of termination.

                  (f) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Holding Company's affairs or the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (g) If the Bank is declared insolvent by the Superintendent (pursuant to Chapter 1125 of the Ohio Revised Code), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected.

                  (h) At such time as the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act, all obligations of the Employer under this Agreement shall terminate, unless and to the extent that continuation of the contract is determined by the FRB or the FDIC to be necessary for the continued operation of the Bank. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (i) Notwithstanding any provision in this Agreement to the contrary, in the event the Holding Company files a voluntary bankruptcy petition under Title 11 of the United States Code or an involuntary bankruptcy petition with respect to the Holding Company is not dismissed


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within sixty (60) days of filing, and provided the Bank has not been declared insolvent by the Superintendent, then the Holding Company shall have the right upon ninety (90) days' prior notice to the Executive to terminate this Agreement without further obligation hereunder.

         9.       SUSPENSION OF EMPLOYMENT.

                  (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs or the Holding Company's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1), the Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.

                  (b) If the charges in the notice referenced in Paragraph 9(a) are dismissed, the Bank's Board of Directors shall:

                           (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended, and

                           (ii) reinstate (in whole or in part) any of its obligations which were suspended as required in subparagraph (a) above.
         10.      DISABILITY.

                  (a) The Bank may terminate the Executive's employment after having established the Executive's disability. For purposes of this Agreement, "disability" means a physical or mental infirmity that substantially impairs the Executive's ability to perform her duties under this Agreement. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period prior to the establishment of the Executive's disability during which the Executive is unable to work due to a physical or mental infirmity.

                  (b) If any dispute arises as to whether the Executive is or was physically or mentally unable to perform her duties pursuant to this Agreement, or whether her disability has ceased and she is able to resume her duties, the parties shall submit such questions to a licensed physician agreed upon by the parties, or if the parties are unable to agree, to a licensed physician

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appointed by the President of the Academy of Medicine of Cleveland,
Cleveland, Ohio, at the request of either party. The Executive shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Executive's physical or mental condition shall be binding and conclusive on the parties. The Bank agrees to pay the cost of any such physician and examinations.

         11.      PROPRIETARY INFORMATION.

                  The Executive agrees that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof is a confidential, valuable, special and unique asset of the business of the Bank and the Holding Company. During the term of her employment and for the period ending two (2) years following the termination of her employment for any reason, the Executive will not disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas that are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Paragraph 11, the Bank and/or the Holding Company will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank and/or the Holding Company from pursuing any other remedies available to the Bank or the Holding Company for such breach or threatened breach, including the recovery of damages from the Executive. This Paragraph 11 shall not cover any information concerning the Bank or the Holding Company of which a third party (excluding any party employed by or an agent of the Bank or the Holding Company or otherwise subject to an


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agreement or duty to maintain confidentiality of such information) has both knowledge and an unrestricted right to that knowledge.

         12.      NOTICES.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  A.       IF TO THE BANK, TO:

                           Board of Directors
                           Great Lakes Bank
                           7001 Center Street
                           Mentor, Ohio 44060

                  B.       IF TO THE HOLDING COMPANY, TO:

                           Board of Directors
                           GLB Bancorp, Inc.
                           7001 Center Street
                           Mentor, Ohio 44060

                  C.       IF TO THE EXECUTIVE, TO:

                           Ms. Betty L. Kimbrew

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and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         13.      OTHER CONTRACTS.

                  Consistent with Paragraph 3 herein, the Executive shall not, during the term of this Agreement, have any other employment except with the prior approval of the Board of Directors of the Bank.

         14.      AMENDMENTS.

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.


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         15.      PARAGRAPH HEADINGS.

                  The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         16.      SEVERABILITY.

                  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17.      GOVERNING LAW.

                  This Agreement shall, except to the extent that Federal law (including a law, rule, or regulation of the FRB or FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

         18.      ARBITRATION.

                  Except for the determination of disability provided for in Paragraph 10, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

         19.      SAFETY AND SOUNDNESS LIMITATION.

                  Notwithstanding anything to the contrary in this Agreement, in the event that the Bank is not at least an "adequately capitalized" institution within the meaning of Part 325 of the Rules and Regulations of the FDIC or any successor regulation, prior to or as a result of any incentive bonus payment or severance or termination payment required under this Agreement, the payment shall be deferred until the Bank could be an adequately capitalized institution and shall be paid within ten (10) business days after the close of the month in which capital compliance is achieved, so long as such payment does not result in the Bank failing its regulatory capital requirements to be considered an adequately capitalized institution.


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         20.      NON-SOLICITATION.

                  (a) Upon any termination of Executive's employment hereunder pursuant to Paragraph 8, Executive agrees for a period of two (2) years following such termination she will not compete with the Holding Company or the Bank in Geauga County or Lake County or solicit, divert or take away any of the customers, business or patronage of the Bank or its respective subsidiaries or affiliates.

                  (b) Executive hereby agrees that she shall not, for a period of two (2) years after the date of Executive's termination of employment with the Bank, serve as a director, employee, or officer of, consult, or contract with any federally insured depository institution (or holding company thereof) within Geauga County or Lake County, Ohio; both the Employer and the Executive recognizing that such geographical limitation is reasonable, does not include all areas where the Bank presently conducts business, and will not prevent the Executive from meaningful employment opportunities elsewhere (for example, Cuyahoga County).

                  (c) Executive agrees that for two (2) years following termination of employment pursuant to this Agreement, Executive shall not hire, solicit or cause to be solicited for employment by the Executive or by any third party any person who is, as of the date of such solicitation or who was within the twelve (12) month period prior to the date of such solicitation, an employee of the Bank or of any subsidiary or affiliate of the Bank.

                  (d) In the event of a breach or threatened breach by the Executive of the provisions of this Paragraph 20, the Holding Company, the Bank or any duly authorized officer of either will be entitled to a temporary restraining order or injunction.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

WITNESSES:                           GREAT LAKES BANK

                                     /s/ Richard T. Flenner, Jr.
--------------------------           -----------------------------------------
                                     Richard T. Flenner, Jr.
--------------------------           President and Chief Executive Officer

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WITNESSES:                           GLB BANCORP, INC.


                                     /s/ Richard T. Flenner, Jr.
--------------------------           -----------------------------------------
                                     Richard T. Flenner, Jr.
--------------------------           President and Chief Executive Officer



WITNESSES:                            /s/ Betty L. Kimbrew
--------------------------            -----------------------------------------
--------------------------            Betty L. Kimbrew (the "Executive")